[JENNIFER LOGO]

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   Jennifer Convertibles, Inc., 419 Crossways Park Drive, Woodbury, NY 11787
                                  516/496-1900

FOR IMMEDIATE RELEASE               Contact:  Donald Radcliffe
---------------------                         Radcliffe & Associates, Inc.
                                              212-605-0534

                           S.E.C. DROPS INVESTIGATION

Woodbury, New York *** October 12, 1998 *** Jennifer Convertibles, Inc. announced that it had been advised by the Securities and Exchange Commission that the Commission's formal investigation involving Jennifer Convertibles, Inc. had been terminated and no enforcement action had been recommended.

Harley J. Greenfield, Chief Executive Officer of Jennifer said, "We are pleased that these proceedings are behind us. We can now concentrate more of our attention on developing the Company, opening several new stores, and increasing profitability."

Jennifer Convertibles currently operates 155 stores, including 48 Jennifer Convertibles, 34 Jennifer Leather, 2 Jennifer Living Room, as well as 73 licensed Jennifer Convertibles stores throughout the United States.


                      AMERICA'S LARGEST SOFABED SPECIALIST